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                                                                      EXHIBIT 21


                  SUBSIDIARIES OF CHESAPEAKE ENERGY CORPORATION
                           (AN OKLAHOMA CORPORATION)

Corporations                                            State of Organization
------------                                            ---------------------

The Ames Company, Inc.                                  Oklahoma
Arkoma Pittsburg Holding Corporation                    Oklahoma
Carmen Acquisition Corp.                                Oklahoma
Chesapeake Acquisition Corporation                      Oklahoma
Chesapeake Canada Corporation                           Alberta, Canada
Chesapeake Energy Louisiana Corporation                 Oklahoma
Chesapeake Energy Marketing, Inc.                       Oklahoma
Chesapeake Operating, Inc.                              Oklahoma
Chesapeake Royalty Company                              Oklahoma
Gothic Energy Corporation                               Oklahoma
Gothic Production Corporation                           Oklahoma
Nomac Drilling Corporation                              Oklahoma


Partnerships
------------

Chesapeake Exploration Limited Partnership              Oklahoma
Chesapeake Louisiana, L.P.                              Oklahoma
Chesapeake Panhandle Limited Partnership                Oklahoma